Exhibit 99.1

Unaudited pro forma condensed combined financial information

Introduction

On October 26, 2022, Regal Rexnord Corporation, a Wisconsin corporation (“Regal Rexnord” or the “Company”) entered into a definitive merger agreement (the “Merger Agreement”) with Altra Industrial Motion Corp., a Delaware corporation (“Altra”), and Aspen Sub, Inc., a wholly-owned subsidiary of the Company (“Aspen Sub”), pursuant to which, among other things and subject to the satisfaction or waiver of specified conditions, Aspen Sub, will merge with and into Altra, with Altra surviving the transaction as a wholly-owned subsidiary of the Company (the “Merger”).

On October 4, 2021, in accordance with the terms and conditions of the Agreement and Plan of Merger, dated February 15, 2021 (the “Rexnord Merger Agreement”), the Company completed its combination with the Rexnord Process & Motion Control business (the “Rexnord PMC business”) of Zurn Elkay Water Solutions Corporation (formerly known as Rexnord Corporation) (“Zurn”) in a Reverse Morris Trust transaction (the “Rexnord Transaction”). Pursuant to the Rexnord Transaction, (1) Zurn transferred to its then-subsidiary Land Newco, Inc. (“Land”) substantially all of the assets, and Land assumed substantially all of the liabilities, of the Rexnord PMC business, (2) after which, all of the issued and outstanding shares of common stock, $0.01 par value per share, of Land (“Land Common Stock”) held by a subsidiary of Zurn were distributed in a series of distributions to Zurn’s stockholders (the distributions, and the final distribution of Land Common Stock from Zurn to Zurn’s stockholders, which was made pro rata for no consideration, the “Spin-Off”) and (3) immediately after the Spin-Off, one of the Company’s subsidiaries (“Rexnord Merger Sub”) merged with and into Land (the “merger with the Rexnord PMC business”) and all shares of Land Common Stock (other than those held by Zurn, Land, the Company, Rexnord Merger Sub or their respective subsidiaries) were converted into the right to receive 0.22296103 shares of Regal Rexnord’s common stock, $0.01 par value per share (“Company Common Stock”), as calculated in the Rexnord Merger Agreement.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The following unaudited pro forma condensed combined balance sheet as of September 30, 2022 gives effect to the Merger and the Debt Financing (as defined below) as if those transactions had been completed on September 30, 2022 and combines the unaudited condensed consolidated balance sheet of Regal Rexnord as of September 30, 2022 with Altra’s unaudited condensed consolidated balance sheet as of September 30, 2022.

The following unaudited pro forma condensed combined statements of income for the year ended January 1, 2022 and the nine months ended September 30, 2022 give effect to the Merger, the Debt Financing and the merger with the Rexnord PMC business as if they had occurred on January 3, 2021, the first day of Regal Rexnord’s year ended January 1, 2022, and combine the historical results of Regal Rexnord, the Rexnord PMC business and Altra, as applicable. The unaudited pro forma condensed combined statement of income for the year ended January 1, 2022 combines the audited consolidated statement of income of Regal Rexnord for the year ended January 1, 2022, the unaudited condensed combined statement of operations of the Rexnord PMC business for the nine months ended September 30, 2021 and the audited consolidated statement of operations of Altra for the year ended December 31, 2021. The unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2022 combines the unaudited consolidated statement of income of Regal Rexnord for the nine months ended September 30, 2022 with the unaudited consolidated statement of operations of Altra for the nine months ended September 30, 2022.

The historical financial statements of Regal Rexnord and Altra have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are transaction accounting adjustments which are necessary to account for the Merger, the Debt Financing and, as applicable, the merger with the Rexnord PMC business, in each case, in accordance with accounting principles generally accepted in the United States (“GAAP”).

Regal Rexnord believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Merger and the Debt Financing and, as applicable, the merger with the Rexnord PMC business, based on information available to Regal Rexnord’s management at this time and that the pro forma transaction accounting adjustments give effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Differences between these preliminary estimates and the final acquisition accounting may arise, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Merger and the Debt Financing and, as applicable, the merger with the Rexnord PMC business, had been completed on the dates set forth above, nor is it indicative of the future results or financial position of the combined company. The combined company’s actual financial condition and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•	the separate audited consolidated financial statements of Regal Rexnord as of and for the year ended January 1, 2022 and the related notes, which are included in Regal Rexnord’s Annual Report on Form 10-K for the year ended January 1, 2022;

•	the separate unaudited condensed consolidated financial statements of Regal Rexnord as of and for the nine months ended September 30, 2022 and the related notes, which are included in Regal Rexnord’s Quarterly Report on Form 10-Q for the period ended September 30, 2022;

•	the separate audited consolidated financial statements of Altra as of and for the year ended December 31, 2021 and the related notes, which are included in Altra’s Annual Report on Form 10-K for the year ended December 31, 2021;

•	the separate unaudited condensed consolidated financial statements of Altra as of and for the nine months ended September 30, 2022 and the related notes, which are included in Altra’s Quarterly Report on Form 10-Q for the period ended September 30, 2022; and

•	the separate unaudited condensed combined financial statements of the Rexnord PMC business as of and for the nine months ended September 30, 2021.

Description of the Merger

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each of the issued and outstanding shares of Altra’s common stock, par value $0.001 per share (“Altra Common Stock”) (other than (i) any shares held by either the Company, Altra or Aspen Sub, (ii) shares owned by any direct or indirect wholly-owned subsidiary of Altra or the Company, (iii) shares for which appraisal rights have been properly and demanded according to Section 262 of the Delaware General Corporation Law and (iv) restricted shares of Altra Common Stock granted under Altra’s 2014 Omnibus Incentive Plan and subject to forfeiture conditions), will be converted into the right to receive $62.00 in cash, without interest (the “Merger Consideration”). The Merger Agreement generally provides that (1) each vested Altra stock option outstanding immediately prior to the Effective Time will be cancelled and converted into a cash payment equal to the intrinsic value of such option based on the Merger Consideration, (2) each unvested Altra stock option outstanding, immediately prior to the Effective Time, will be converted into an award of stock options with respect to Company Common Stock with an intrinsic value equivalent to the intrinsic value of the Altra stock option based on the Merger Consideration, (3) each unvested Altra restricted stock unit outstanding, as of the Effective Time, that is subject solely to time-based vesting conditions will be converted into an award of restricted stock units with respect to the Company Common Stock with an equivalent value based on the Merger Consideration on substantially similar terms and conditions, (4) each unvested award of Altra restricted shares will be converted into the right to receive an amount in cash of equivalent value based on the Merger Consideration, without interest, on substantially similar terms and conditions and (5) each unvested Altra restricted stock unit outstanding, as of the Effective Time, that is subject to performance-based vesting conditions will be converted into an award of time-based restricted stock with an equivalent value based on the Merger Consideration on substantially similar terms and conditions (with performance goals being deemed satisfied at specified levels).

Description of the Debt Financing

In connection with the Merger, on October 26, 2022, the Company entered into a debt commitment letter (the “Commitment Letter”) and related fee letters with JPMorgan Chase Bank, N.A. (“JPMorgan”), pursuant to which, and subject to the terms and conditions set forth therein, JPMorgan committed to provide, among other things, (i) approximately $5.5 billion in an aggregate principal amount of senior bridge loans under a 364-day senior bridge loan credit facility (the “Bridge Facility”) and (ii) a backstop credit facility in an aggregate principal amount of up to approximately $2.03 billion, consisting of a $1.0 billion backstop revolving credit facility and approximately $1.03 billion backstop term loan facilities (collectively, the “Backstop Facility”). The commitments under the Backstop Facility were subsequently reduced to $0 upon the effectiveness of the amendment to the Second Amended and Restated Credit Agreement entered into on November 17, 2022. The Bridge Facility is subject to customary closing conditions, including that substantially concurrently with the initial funding under the Bridge Facility, the Merger shall be consummated. The Company may also repay or seek amendments to its other outstanding indebtedness in connection with the Merger. The Company anticipates incurring significant fees and expenses in connection with the Merger, the amount of which is uncertain and will depend on the nature of the financing ultimately employed in connection with the Merger. For the purposes of the unaudited pro forma condensed combined financial information, Regal Rexnord assumes that it will not utilize the Bridge Facility, as the Company intends to instead obtain various forms of permanent financing as illustrated below, and that it will repay in full its outstanding 3.90% Senior Notes due 2032 (the “Private Placement Notes”), plus accrued and unpaid interest. The unaudited pro forma condensed combined information reflects the following:

Incremental Term A-1 Facility

•	$0.84 billion upsize of Regal Rexnord’s existing term loan credit facility (the “Term A-1 Facility”) under the Second Amended and Restated Credit Agreement with JPMorgan, as administrative agent, and the lenders named therein (as amended from time to time, the “Second Amended and Restated Credit Agreement”); and

Notes

•	$ 4.7 billion aggregate principal amount of senior unsecured notes (the “Notes”).

Accounting for the Merger

The Merger is being accounted for as a business combination using the acquisition method with Regal Rexnord as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (ASC 805). Under this method of accounting, the Merger Consideration will be allocated to Altra’s assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the Merger. The process of valuing the net assets of Altra immediately prior to the Merger, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the estimated fair value of the consideration transferred and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the allocation of the Merger Consideration and related adjustments reflected in the unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value. Refer to Note 1 below for more information.

“Transactions” is defined herein as: (i) the issuance of the Notes and the upsize of the Term A-1 Facility and Regal Rexnord’s revolving credit facility under the Second Amended and Restated Credit Agreement, and the related incurrence of such loans thereunder (together with the issuance of the Notes, the “Debt Financing”), (ii) the use of proceeds from the Debt Financing as specified herein, (iii) the consummation of the Merger, (iv) the amendment to the note purchase agreement with respect to the Private Placement Notes, dated December 21, 2022, and (v) the payment of certain fees and expenses related to the foregoing.

Regal Rexnord intends to use the net proceeds from this offering, together with borrowings under its Term A-1 Facility and cash on hand, to fund the Merger Consideration, repay the outstanding Private Placement Notes and certain of Altra’s outstanding indebtedness and pay certain fees and expenses related to the Transactions.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2022

Amounts in Millions

(in millions)	Regal Rexnord Historical as of September 30, 2022	Altra After Reclassification as of September 30, 2022 (Note 2)	Altra Transaction Accounting Adjustments – Merger	(Note 4)	Transaction Accounting Adjustments - Debt Financing	(Note 4)	Pro Forma Combined
ASSETS
Current Assets:
Cash and Cash Equivalents	$723.6	$198.2	$(5,274.0)	(a)	$4,940.1	(a)	$587.9
Trade Receivables, Less Allowances	816.0	245.7	-		-		1,061.7
Inventories	1,361.5	323.6	48.4	(b)	-		1,733.5
Prepaid Expenses and Other Current Assets	134.2	73.4	2.2	(f)	(0.2)	(g)	209.6
Assets Held for Sale	10.8	-	-		-		10.8
Total Current Assets	3,046.1	840.9	(5,223.4)		4,939.9		3,603.5
Net Property, Plant and Equipment	790.5	263.8	66.2	(c)	-		1,120.5
Operating Lease Assets	115.4	40.3	-		-		155.7
Goodwill	3,968.8	1,491.3	1,154.9	(d)	-		6,615.0
Intangible Assets, Net of Amortization	2,239.3	963.2	1,246.8	(e)	-		4,449.3
Deferred Income Tax Benefits	35.7	1.1	3.6	(f)	-		40.4
Other Noncurrent Assets	53.2	17.3	-		-		70.5
Total Assets	$10,249.0	$3,617.9	$(2,751.9)		$4,939.9		$16,054.9

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$548.2	$174.6	$-		$-		$722.8
Dividends Payable	23.1	-	-		-		23.1
Accrued Compensation and Benefits	129.2	68.6	-		-		197.8
Other Accrued Expenses	294.1	93.1	(11.8)	(g)	(7.9)	(g)	367.5
Current Operating Lease Liabilities	27.5	12.7	-		-		40.2
Current Maturities of Long-Term Debt	30.7	18.0	(18.0)	(g)	-		30.7
Total Current Liabilities	1,052.8	367.0	(29.8)		(7.9)		1,382.1
Long-Term Debt	2,165.2	1,038.2	(1,031.3)	(g)	4,984.3	(g)	7,156.4
Deferred Income Taxes	586.5	244.0	290.0	(f)	-		1,120.5
Pension and Other Post Retirement Benefits	101.3	26.0	-		-		127.3
Noncurrent Operating Lease Liabilities	92.0	29.3	-		-		121.3
Other Noncurrent Liabilities	79.4	7.9	-		-		87.3
Total Liabilities	$4,077.2	$1,712.4	$(771.1)		$4,976.4		$9,994.9

Equity:
Shareholders' Equity:
Common Stock, $0.01 Par Value	$0.7	$0.1	$-		$-		$0.8
Additional Paid-In Capital	4,604.1	1,724.4	(1,693.7)	(h)	-		4,634.8
Retained Earnings	2,051.7	365.3	(471.4)	(i)	(36.5)	(i)	1,909.1
Accumulated Other Comprehensive Loss	(516.6)	(184.3)	184.3	(j)	-		(516.6)
Total Shareholders' Equity	6,139.9	1,905.5	(1,980.8)		(36.5)		6,028.1
Noncontrolling Interests	31.9	-	-		-		31.9
Total Equity	$6,171.8	$1,905.5	$(1,980.8)		$(36.5)		$6,060.0
Total Liabilities and Equity	$10,249.0	$3,617.9	$(2,751.9)		$4,939.9		$16,054.9

See the accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)

For the Nine Months Ended September 30, 2022

Amounts in Millions, except share and per share data

(in millions)	Regal Rexnord Historical Nine Months Ended September 30, 2022	Altra After Reclassification Nine Months Ended September 30, 2022 (Note 2)	Altra Transaction Accounting Adjustments - Merger	(Note 5A)	Transaction Accounting Adjustments - Debt Financing	(Note 5A)	Pro Forma Combined
Net Sales	$3,973.2	$1,476.1	$-		$-		$5,449.3
Cost of Sales	2,710.1	958.1	(0.9)	(a)	-		3,667.3
Gross Profit (Loss)	1,263.1	518.0	0.9		-		1,782.0
Operating Expenses	724.4	316.9	84.7	(b)	-		1,126.0
Asset Impairments	-	11.3	-		-		11.3
Total Operating Expenses	724.4	328.2	84.7		-		1,137.3
Income (Loss) from Operations	538.7	189.8	(83.8)		-		644.7
Other Income, Net	(4.1)	(2.7)	-		-		(6.8)
Interest Expense	43.8	36.8	(36.8)	(c)	251.9	(c)	295.7
Interest Income	(3.2)	-	-		-		(3.2)
Income (Loss) before Income Taxes	502.2	155.7	(47.0)		(251.9)		359.0
Provision (Benefit) for Income Taxes	110.0	51.0	(10.0)	(d)	(53.7)	(d)	97.3
Net Income (Loss)	392.2	104.7	(37.0)		(198.2)		261.7
Less: Net Income Attributable to Noncontrolling Interests	4.8	-	-		-		4.8
Net Income (Loss) Attributable to Common Shareholders	$387.4	$104.7	$(37.0)		$(198.2)		$256.9
Earnings Per Share Attributable to Common Shareholders
Basic	$5.80						$3.85
Assuming Dilution	$5.76						$3.81
Weighted Average Number of Shares Outstanding
Basic	66.8						66.8
Assuming Dilution	67.2					(e)	67.4

See the accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)

For the Year Ended January 1, 2022

Amounts in Millions, except share and per share data

(in millions)	Regal Rexnord Historical Year Ended January 1, 2022	Rexnord PMC Business After Reclassification Nine Months Ended September 30, 2021 (Note 2)	Rexnord Transaction Accounting Adjustments	(Note 5B)	Combined Regal Rexnord Year Ended January 1, 2022	Altra After Reclassification Year Ended December 31, 2021 (Note 2)	Altra Transaction Accounting Adjustments - Merger	(Note 5A)	Transaction Accounting Adjustments – Debt Financing	(Note 5A)	Pro Forma Combined
Net Sales	$3,810.3	$973.0	$-		$4,783.3	$1,899.8	$-		$-		$6,683.1
Cost of Sales	2,724.6	600.4	8.7	(a),(b)	3,333.7	1,227.0	53.0	(a)	-		4,613.7
Gross Profit (Loss)	1,085.7	372.6	(8.7)		1,449.6	672.8	(53.0)		-		2,069.4
Operating Expenses	714.7	221.8	83.8	(b)	1,020.3	433.0	212.6	(b)	-		1,665.9
Goodwill Impairment	33.0	-	-		33.0	60.0	-		-		93.0
Asset Impairments	5.6	-	-		5.6	82.4	-		-		88.0
Total Operating Expenses	753.3	221.8	83.8		1,058.9	575.4	212.6		-		1,846.9
Income (Loss) from Operations	332.4	150.8	(92.5)		390.7	97.4	(265.6)		-		222.5
Other Income, Net	(5.2)	(0.9)	-		(6.1)	(4.9)	-		-		(11.0)
Interest Expense	60.4	3.7	30.3	(d)	94.4	94.5	(94.5)	(c)	383.0	(c)	477.4
Interest Income	(7.4)	-	-		(7.4)	-	-		-		(7.4)
Income (Loss) before Income Taxes	284.6	148.0	(122.8)		309.8	7.8	(171.1)		(383.0)		(236.5)
Provision (Benefit) for Income Taxes	68.5	36.3	(26.2)	(c)	78.6	(19.9)	(27.4)	(d)	(81.6)	(d)	(50.3)
Net Income (Loss)	216.1	111.7	(96.6)		231.2	27.7	(143.7)		(301.4)		(186.2)
Less: Net Income Attributable to Noncontrolling Interests	6.2	0.2	-		6.4	-	-		-		6.4
Net Income (Loss) Attributable to Common Shareholders	$209.9	$111.5	$(96.6)		$224.8	$27.7	$(143.7)		$(301.4)		$(192.6)
Earnings (Losses) Per Share Attributable to Common Shareholders
Basic	$4.44										$(2.85)
Assuming Dilution	$4.40										$(2.85)
Weighted Average Number of Shares Outstanding
Basic	47.3									5B(e)	67.6
Assuming Dilution	47.7									5B(e)	67.6

See the accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. The unaudited pro forma condensed combined balance sheet as of September 30, 2022 gives effect to the Merger and the Debt Financing as if those transactions had been completed on September 30, 2022 and combines the unaudited condensed consolidated balance sheet of Regal Rexnord as of September 30, 2022 with Altra’s unaudited condensed consolidated balance sheet as of September 30, 2022. The unaudited pro forma condensed combined statements of income for the year ended January 1, 2022 and the nine months ended September 30, 2022 give effect to the Merger, the Debt Financing and the merger with the Rexnord PMC business as if they had occurred on January 3, 2021, the first day of Regal Rexnord’s year ended January 1, 2022, and combine the historical results of Regal Rexnord, the Rexnord PMC business and Altra, as applicable. The unaudited pro forma condensed combined statement of income for the year ended January 1, 2022 combines the audited consolidated statement of income of Regal Rexnord for the year ended January 1, 2022, the unaudited condensed combined statement of operations of the Rexnord PMC business for the nine months ended September 30, 2021 and the audited consolidated statement of operations of Altra for the year ended December 31, 2021. The unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2022 combines the unaudited consolidated statement of income of Regal Rexnord for the nine months ended September 30, 2022 with the unaudited consolidated statement of operations of Altra for the nine months ended September 30, 2022.

Regal Rexnord’s, Altra’s and the Rexnord PMC business’ historical financial statements were prepared in accordance with GAAP and are presented in U.S. dollars. As discussed in Note 2, certain reclassifications were made to align Regal Rexnord’s, the Rexnord PMC business’, and Altra’s financial statement presentation. Regal Rexnord is currently in the process of evaluating Altra’s accounting policies. That review will be finalized upon completion of the Merger, or as more information becomes available. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined company’s financial information. With the information currently available, Regal Rexnord has determined that no significant adjustments are necessary to conform Altra’s financial statements to the accounting policies used by Regal Rexnord.

As of January 2, 2022, Regal Rexnord changed the methodology for valuing certain inventories to the first-in, first-out (“FIFO”) cost method from the last-in, first-out (“LIFO”) cost method (the “LIFO to FIFO Change”). The Company believes that this change in accounting is preferable as it provides a better matching of costs and revenues, more closely resembles the physical flow of inventory, better reflects acquisition cost of inventory on the balance sheet, conforms the Company’s method of inventory valuation to a single method, results in improved comparability with industry peers and reduces the administrative burden of determining the LIFO valuation. The effects of the LIFO to FIFO Change have been reflected in the Company’s financial statements for the period ended September 30, 2022. The effects of the LIFO to FIFO Change have not been reflected in the Company’s financial statements and in the unaudited pro forma condensed combined statement of income for the year ended January 1, 2022.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with Regal Rexnord as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical consolidated financial statements of Regal Rexnord and Altra. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of the Merger Consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the Merger Consideration depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the Merger Consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. The final determination of fair values of assets acquired and liabilities assumed relating to the Merger could differ materially from the preliminary allocation of the Merger Consideration. The final valuation will be based on the actual net tangible and intangible assets of Altra existing at the acquisition date. The allocation of the Merger Consideration set forth herein will be revised as additional information becomes available. Any such revisions or changes may be material.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dyssynergies, operating efficiencies or cost savings that may result from the Merger or any acquisition and integration costs that may be incurred. Regal Rexnord is not aware of any material transactions between Regal Rexnord, the Rexnord PMC business, and Altra during the periods presented. Accordingly, adjustments to eliminate transactions between Regal Rexnord, the Rexnord PMC business, and Altra have not been reflected in the unaudited pro forma condensed combined financial information.

Regal Rexnord believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Merger and the Debt Financing and, as applicable, the merger with the Rexnord PMC business, based on information available to Regal Rexnord’s management at this time and that the pro forma transaction accounting adjustments give effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting may arise, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

Note 2 - Regal Rexnord, Altra and Rexnord PMC business reclassification adjustments

During the preparation of the unaudited pro forma condensed combined financial information, Regal Rexnord’s management performed a preliminary analysis of Altra’s financial information to identify differences in Altra’s accounting policies as compared to those of Regal Rexnord and differences in Altra’s financial statement presentation as compared to the presentation of Regal Rexnord. With the information currently available, Regal Rexnord has determined that no significant adjustments are necessary to conform Altra’s financial statements to the accounting policies used by Regal Rexnord. However, certain reclassification adjustments have been made to conform Altra’s historical financial statement presentation to Regal Rexnord’s financial statement presentation. Following the Merger, the combined company will finalize the review of accounting policies and reclassifications, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein. This section also includes reclassification adjustments related to the historical Rexnord PMC business information included in the unaudited pro forma condensed combined statement of income for the year ended January 1, 2022.

A)	Refer to the table below for a summary of reclassification adjustments made to present Altra’s condensed consolidated balance sheet as of September 30, 2022, to conform with Regal Rexnord’s condensed consolidated balance sheet as of September 30, 2022:

(in millions)	Altra Historical Condensed Consolidated Balance Sheet Line Items	Regal Rexnord Historical Condensed Consolidated Balance Sheet Line Items	Altra Historical Condensed Consolidated Balances as of September 30, 2022	Reclassification		Altra After Reclassification as of September 30, 2022
	Cash and Cash Equivalents	Cash and Cash Equivalents	$198.2	$-		$198.2
	Trade Receivables, Less Allowances	Trade Receivables, Less Allowances	245.7	-		245.7
	Inventories	Inventories	323.6	-		323.6
	Prepaid Expenses and Other Current Assets	Prepaid Expenses and Other Current Assets	39.6	33.8	(i)	73.4
	Assets Held For Sale	Assets Held For Sale	-	-		-
	Income Tax Receivable		33.8	(33.8	)(i)	-
	Property, Plant and Equipment, Net	Net Property, Plant and Equipment	263.8	-		263.8
	Operating Lease Right of Use Assets	Operating Lease Assets	40.3	-		40.3
	Goodwill	Goodwill	1,491.3	-		1,491.3
	Intangible Assets, Net	Intangible Assets, Net Of Amortization	963.2	-		963.2
	Deferred Income Taxes	Deferred Income Tax Benefits	1.1	-		1.1
	Other Non-current Assets	Other Noncurrent Assets	17.3	-		17.3
	Accounts Payable	Accounts Payable	174.6	-		174.6
	Accrued Payroll	Accrued Compensation and Benefits	68.6	-		68.6
	Accruals and Other Current Liabilities	Other Accrued Expenses	87.7	5.4	(ii)	93.1
	Income Tax Payable		5.4	(5.4	)(ii)	-
	Current Portion Of Long-Term Debt	Current Maturities Of Long-Term Debt	18.0	-		18.0
	Operating Lease Liabilities	Current Operating Lease Liabilities	12.7	-		12.7
	Long-Term Debt, Net Of Current Portion	Long-Term Debt	1,038.2	-		1,038.2
	Deferred Income Taxes	Deferred Income Taxes	244.0	-		244.0
	Pension Liabilities	Pension and Other Post Retirement Benefits	26.0	-		26.0
	Operating Lease Liabilities, Net Of Current Portion	Noncurrent Operating Lease Liabilities	29.3	-		29.3
	Other Long-Term Liabilities	Other Noncurrent Liabilities	6.2	1.7	(iii)	7.9
	Long-Term Taxes Payable		1.7	(1.7	)(iii)	-
	Common Stock	Common Stock, $0.01 Par Value	0.1	-		0.1
	Additional Paid-In Capital	Additional Paid-In Capital	1,724.4	-		1,724.4
	Retained Earnings	Retained Earnings	365.3	-		365.3
	Accumulated Other Comprehensive Loss	Accumulated Other Comprehensive Loss	(184.3)	-		(184.3)

(i)	To reclassify $33.8 million of Income Tax Receivable to Prepaid Expenses and Other Current Assets.

(ii)	To reclassify $5.4 million of Income Tax Payable to Other Accrued Expenses.

(iii)	To reclassify $1.7 million of Long-Term Taxes Payable to Other Noncurrent Liabilities.

B)	Refer to the table below for a summary of adjustments made to present Altra’s condensed consolidated statement of operations for the nine months ended September 30, 2022, to conform with Regal Rexnord’s condensed consolidated statement of income for the nine months ended September 30, 2022:

(in millions)	Altra Historical Condensed Consolidated Statement of Operations Line Items	Regal Rexnord Historical Condensed Consolidated Statement of Income Line Items	Altra Nine Months Ended September 30, 2022	Reclassification		Altra After Reclassification Nine Months Ended September 30, 2022
	Net Sales	Net Sales	$1,476.1	$-		$1,476.1
	Cost of Sales	Cost of Sales	953.9	4.2	(vi)	958.1
	Selling, General and Administrative Expenses		267.7	(267.7	)(iv)	-
		Operating Expenses	-	316.9	(iv)(v)(vi)	316.9
	Impairment Charges	Asset Impairments	11.3	-		11.3
	Research and Development Expenses		48.6	(48.6	)(v)	-
	Restructuring Costs		4.8	(4.8	)(vi)	-
	Interest Expense, net	Interest Expense	36.8	-		36.8
	Other Non Operating (Income)/Expense, net	Other Income, Net	(2.7)	-		(2.7)
	Provision for Income Taxes	Provision (Benefit) for Income Taxes	51.0	-		51.0

(iv)	Reclassification of $267.7 million of Selling, General and Administrative Expenses to Operating Expenses.

(v)	Reclassification of $48.6 million of Research and Development Expenses to Operating Expenses.

(vi)	Reclassification of $4.2 million of Restructuring Costs to Cost of Sales and $0.6 million of Restructuring Costs to Operating Expenses.

C)	Refer to the table below for a summary of adjustments made to present the Rexnord PMC business’ condensed combined statement of operations for the nine months ended September 30, 2021 to conform with Regal Rexnord’s condensed consolidated statement of income for the nine months ended September 30, 2021:

(in millions)	Rexnord PMC business Historical Condensed Combined Statement of Operations Line Items	Regal Rexnord Historical Condensed Consolidated Statement of Income Line Items	Rexnord PMC business Nine Months Ended September 30, 2021	Reclassification		Rexnord PMC business After Reclassification Nine Months Ended September 30, 2021
	Net sales	Net Sales	$973.0	$-		$973.0
	Cost of Sales	Cost of Sales	598.6	1.8	(viii)	600.4
	Selling, General and Administrative Expenses		211.6	(211.6	)(vii)	-
		Operating Expenses	-	221.8	(vii)(viii)(ix)	221.8
	Restructuring and Other Similar Charges		2.1	(2.1	)(viii)	-
	Amortization of Intangible Assets		9.9	(9.9	)(ix)	-
	Interest Expense, Net	Interest Expense	3.7	-		3.7
	Other Income, Net	Other Income, Net	(0.6)	(0.3	)(x)	(0.9)
	Provision for Income Taxes	Provision (Benefit) for Income Taxes	36.3	-		36.3
	Equity Method Investment Income		(0.3)	0.3	(x)	-
	Non-Controlling Interest Income	Income Attributable to Noncontrolling Interests	0.2	-		0.2

(vii)	Reclassification of $211.6 million of Selling, General and Administrative Expenses to Operating Expenses.

(viii)	Reclassification of $0.3 million of Restructuring and Other Similar Charges to Operating Expenses and $1.8 million to Cost of Sales.

(ix)	Reclassification of $9.9 million of Amortization of Intangible Assets to Operating Expenses.

(x)	Reclassification of $0.3 million of Equity Method Investment Income to Other Income, Net.

Refer to the table below for a summary of adjustments made to present Altra’s consolidated statement of operations for the year ended December 31, 2021 to conform with Regal Rexnord’s consolidated statement of income for the year ended January 1, 2022:

(in millions)	Altra Historical Consolidated Statement of Operations Line Items	Regal Rexnord Historical Consolidated Statement of Income Line Items	Altra Year Ended December 31, 2021	Reclassification		Altra After Reclassification Year Ended December 31, 2021
	Net Sales	Net Sales	$1,899.8	$-		$1,899.8
	Cost of Sales	Cost of Sales	1,224.4	2.6	(xiii)	1,227.0
	Selling, General and Administrative Expenses		368.7	(368.7	)(xi)	-
		Operating Expenses	-	433.0	(xi) (xii) (xiii)	433.0
	Impairment Charges	Asset Impairments	142.4	(60.0	)(xiv)	82.4
		Goodwill Impairments	-	60.0	(xiv)	60.0
	Research and Development Expenses		63.9	(63.9	)(xii)	-
	Restructuring Costs		3.0	(3.0	)(xiii)	-
	Interest Expense, net	Interest Expense	94.5	-		94.5
	Other Non-Operating (Income)/Expense, net	Other Income, Net	(4.9)	-		(4.9)
	Provision for Income Taxes	Provision (Benefit) for Income Taxes	(19.9)	-		(19.9)

(xi)	Reclassification of $368.7 million of Selling, General and Administrative Expenses to Operating Expenses.

(xii)	Reclassification of $63.9 million of Research and Development Expenses to Operating Expenses.

(xiii)	Reclassification of $2.6 million of Restructuring Costs to Cost of Sales and $0.4 million to Operating Expenses.

(xiv)	Reclassification of $60.0 million of Goodwill Impairment included in Impairment Charges to Goodwill Impairments.

Note 3 – Preliminary purchase price allocation

Estimated Merger Consideration

The following table summarizes the preliminary estimated Merger Consideration for Altra:

(in millions)	Amount
Estimated cash paid for outstanding Altra Common Stock (i)	$4,039.3
Estimated converted Altra awards attributable to pre-combination service (ii)	27.3
Estimated payment of Altra debt (iii)	1,068.0
Estimated payment of Altra transaction expenses (iv)	64.0
Estimated preliminary Merger Consideration	$5,198.6

(i) The cash paid for the common stock component of the preliminary estimated Merger Consideration is based on 65.1 million shares of outstanding Altra Common Stock as of November 11, 2022 at $62.00 per share, in accordance with the Merger Agreement.

(ii) As discussed in “Description of the Merger”, certain awards of Altra will be replaced by Regal Rexnord’s awards with similar terms for each unvested Altra award. The unvested portion of the estimated fair value of Regal Rexnord’s equity awards attributable to the pre-combination service period represents estimated Merger Consideration of $17.1 million. The remainder of the fair value will be recognized as compensation expense subsequent to the Merger. The portion of the estimated fair value of vested Altra stock options converted into a cash payment is $10.2 million, which is also reflected in the Merger Consideration.

(iii) The estimated cash paid by Regal Rexnord to settle (a) the term loan facility (the “Altra Term Loan Facility”) and (b) the revolving credit facility (the “Altra Revolving Credit Facility”) (in each case of (a) and (b), pursuant to the credit agreement with certain subsidiaries of Altra, the lenders party to that credit agreement from time to time (collectively, the “Altra Lenders”), Bank of Montreal as administrative agent, as sustainability structuring agent and collateral agent thereunder and under the security and guarantee documents for the Altra Lenders, and BMO Capital Markets Corp., Citizens Bank, N.A., JPMorgan and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners) and (c) the 6.125% senior notes due 2026 of Stevens Holding Company, Inc., a wholly owned subsidiary of Altra (the “2026 Altra Notes”), of $392.5 million, $275.0 million, and $383.7 million, respectively, including $11.8 million of accrued interest. In certain instances, a portion of the 2026 Altra Notes may remain outstanding after the closing of the Merger.

(iv) The estimated cash paid by Regal Rexnord to settle Altra’s transaction expenses of $64.0 million.

Preliminary Merger Consideration Allocation

The assumed accounting for the Merger, including the preliminary Merger Consideration, is based on provisional amounts, and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon the preliminary estimate of fair values. For the preliminary estimate of fair values of assets acquired and liabilities assumed of Altra, Regal Rexnord used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. Regal Rexnord is expected to use widely accepted income-based, market-based, and cost-based valuation approaches upon finalization of purchase accounting for the Merger. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.  The unaudited pro forma adjustments are based upon available information and certain assumptions that Regal Rexnord believes are reasonable under the circumstances. The purchase price adjustments relating to the unaudited pro forma condensed combined financial information are preliminary and subject to change, as additional information becomes available and as additional analyses are performed.

The following table summarizes the estimated preliminary Merger Consideration allocation, as if the Merger had been completed on September 30, 2022:

(in millions)	Amount
Assets:
Cash and cash equivalents	$198.2
Trade receivables	245.7
Inventories (i)	372.0
Prepaid expenses and other current assets	75.6
Net property, plant & equipment (ii)	330.0
Goodwill	2,646.2
Intangible assets, net (iii)	2,210.0
Deferred income tax benefits	4.7
Other non-current assets	17.3
Operating lease assets	40.3
Liabilities:
Accounts payable	174.6
Accrued compensation and benefits	68.6
Other accrued expenses	81.4
Current operating lease liabilities	12.7
Long-term debt	6.9
Deferred income taxes	534.0
Pension and other post retirement benefits	26.0
Other noncurrent liabilities	7.9
Noncurrent operating leases liabilities	29.3
Estimated preliminary Merger Consideration allocation	$5,198.6

(i) The unaudited pro forma condensed combined balance sheet has been adjusted to record Altra’s inventories at a preliminary fair value of approximately $372.0 million, an increase of $48.4 million from the carrying value. The unaudited pro forma condensed combined statement of income for the year ended January 1, 2022, has been adjusted to recognize additional cost of sales related to the increased basis. The additional costs are not anticipated to affect the condensed combined statements of income beyond twelve months after the acquisition date.

(ii) The unaudited pro forma condensed combined balance sheet has been adjusted to record Altra’s net property, plant and equipment at a preliminary fair value of approximately $330.0 million, an increase of $66.2 million from the carrying value. The unaudited pro forma condensed combined statements of income have been adjusted to recognize additional depreciation expense related to the increased basis under cost of sales. The additional depreciation expense is computed with the assumption that the various categories of assets will be depreciated over a useful life of 10-14 years on a straight-line basis.

(iii) Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consists of the following:

(in millions)	Preliminary Fair Value	Estimated Useful Life
Preliminary fair value of intangible assets acquired:
Trademarks	$310.0	10.0
Customer relationships	1,800.0	14.0
Technology	100.0	13.5
Intangible assets acquired	$2,210.0

Note 4 – Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

Refer to the items below for a reconciliation of the pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet:

(a) Reflects adjustment to cash and cash equivalents:

(in millions)	Amount
Pro forma transaction accounting adjustments - Merger:
Regal Rexnord transaction expenses (i)	$(70.4)
Altra transaction expenses (i)	(64.0)
Change in control and retention expenses (ii)	(22.1)
Cash paid for Altra vested options (iii)	(10.2)
Payment of existing Altra debt (iv)	(1,068.0)
Cash paid for outstanding Altra Common Stock	(4,039.3)
Net pro forma transaction accounting adjustments – Merger to cash and cash equivalents	$(5,274.0)

Pro forma transaction accounting adjustments - Debt Financing:
Cash from new debt financing, net of debt issuance costs and original issue discount	$5,482.6
Cash paid for Bridge Facility and other financing fees	(34.6)
Repayment of the Private Placement Notes (v)	(507.9)
Net pro forma transaction accounting adjustment – Debt Financing to cash and cash equivalents	$4,940.1

(i)   These costs consist of legal advisory, financial advisory, accounting and consulting costs.

(ii)  The estimated cash paid by Regal Rexnord for new compensation arrangements executed in connection with the Merger consisting of $19.7 million of retention bonuses of which $11.1 million is payable upon closing of the Merger while the remaining balance is payable upon completion of six months of service from each employee; and settlement of $11.0 million of change in control payments consisting of severance, health insurance, and performance bonuses.

(iii) The estimated cash paid by Regal Rexnord for each vested Altra stock option outstanding immediately prior to the Effective Time which were canceled and converted into a cash payment equal to the intrinsic value of such option pursuant to the terms of the Merger Agreement.

(iv) The estimated cash paid by Regal Rexnord to settle the Altra Term Loan Facility, the Altra Revolving Credit Facility, and the 2026 Altra Notes of $392.5 million, $275.0 million, and $383.7 million, respectively, including $11.8 million of accrued interest. In certain instances, a portion of the 2026 Altra Notes may remain outstanding after the closing of the Merger.

(v)  The estimated cash paid by Regal Rexnord to repay the outstanding Private Placement Notes of $507.9 million, including $7.9 million of accrued interest (as of September 30, 2022).

(b) Reflects the preliminary purchase accounting adjustment for inventories based on the acquisition method of accounting. After the closing of the Merger, the step up in inventories to fair value will increase cost of sales as the inventories are sold, which for purposes of these pro forma financial statements is assumed to occur within the first year after the Merger.

(in millions)	Amount
Pro forma transaction accounting adjustments - Merger:
Elimination of Altra’s inventories - carrying value	$(323.6)
Preliminary fair value of acquired inventories	372.0
Net pro forma transaction accounting adjustments - Merger to inventories	$48.4

(c) Reflects the preliminary purchase accounting adjustment for net property, plant and equipment based on the acquisition method of accounting.

(in millions)	Amount
Pro forma transaction accounting adjustment - Merger:
Elimination of Altra's historical net book value of property, plant & equipment	$(263.8)
Preliminary fair value of acquired property, plant & equipment	330.0
Net pro forma transaction accounting adjustments – Merger to property, plant & equipment	$66.2

(d) Preliminary goodwill adjustment of $1,154.9 million, which represents the elimination of historical goodwill and excess of the estimated Merger Consideration over the preliminary fair value of the underlying assets acquired and liabilities assumed.

(in millions)	Amount
Pro forma transaction accounting adjustments - Merger:
Elimination of Altra’s historical goodwill	$(1,491.3)
Goodwill per purchase price allocation (Note 3)	2,646.2
Net pro forma transaction accounting adjustments - Merger to goodwill	$1,154.9

(e) Reflects the preliminary purchase accounting adjustment for estimated intangibles based on the acquisition method of accounting. Refer to Note 3 above for additional information on the acquired intangible assets expected to be recognized.

(in millions)	Amount
Pro forma transaction accounting adjustments- Merger:
Elimination of Altra’s historical net book value of intangible assets	$(963.2)
Preliminary fair value of acquired intangibles	2,210.0
Net pro forma transaction accounting adjustments - Merger to intangible assets, net	$1,246.8

(f) Reflects an adjustment for the estimated tax impacts of the pro forma adjustments of $290.0 million, $3.6 million and $2.2 million to Deferred Income Taxes, Deferred Income Tax Benefits and Prepaid Expenses and Other Current Assets, respectively, utilizing a statutory income tax rate in effect of 21.3%. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the unaudited pro forma condensed combined financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Merger. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

(g) Reflects the issuance of the Notes and the increased commitments under the Term A-1 Facility, net of unamortized debt issuance costs and original issue discount, to fund a portion of the Merger Consideration. Also reflects the repayment of the outstanding Private Placement Notes in full, plus accrued and unpaid interest. The adjustment to current and long-term debt is comprised of the following items:

(in millions)	Current portion of long-term debt	Long-term debt	Total
Pro forma transaction accounting adjustments - Merger:
Settlement of Altra's term loan, revolver loan, and notes	$(18.0)	$(1,031.3)	$(1,049.3)
Net pro forma transaction accounting adjustments - Merger to debt	$(18.0)	$(1,031.3)	$(1,049.3)

Pro forma transaction accounting adjustments – Debt Financing:
Gross proceeds from new debt financing:
Notes		$4,700.0	$4,700.0
Incremental Term A-1 Facility		840.0	840.0
Debt issuance costs and original issue discount related to new debt financing		(57.4)	(57.4)
Net proceeds from new debt financing		5,482.6	5,482.6
Repayment of the Private Placement Notes		(498.3)	(498.3)
Net pro forma transaction accounting adjustments - Debt Financing to debt		$4,984.3	$4,984.3
Pro forma transaction accounting adjustments – Debt financing to Prepaid expenses and other current assets:
Prepaid expenses and other current assets (i)			$(0.2)
Other accrued expenses (ii)			(7.9)
Pro forma transaction accounting adjustments - Merger:
Other accrued expenses (iii)			$(11.8)

(i)	Prepaid expenses and other current assets represent the removal of $0.2 million of fees related to the Private Placement Notes.

(ii)  Represents elimination of accrued interest in Other Accrued Expenses related to the Private Placement Notes.

(iii) Represents elimination of accrued interest in Other Accrued Expenses related to existing Altra debt that will be paid off in connection with the Merger.

(h) Reflects the elimination of Altra’s historical additional paid-in capital of $1,724.4 million partially offset by the recognition of compensation-related impacts of the Merger of approximately $30.7 million ($17.1 million of estimated converted Altra awards attributable to pre-combination service and $13.6 million of compensation for accelerated vesting).

(i) Reflects the elimination of Altra’s retained earnings, the payment of transaction costs, and the incremental expense for compensation arrangements.

(in millions)	Amount
Pro forma transaction accounting adjustments - Merger:
Elimination of Altra's retained earnings	$(365.3)
Regal Rexnord's transaction accounting expenses (i)	(70.4)
Stock-based compensation expense (iii)	(13.6)
Change in control and retention expenses (ii)	(22.1)
Net pro forma transaction accounting adjustments- Merger to retained earnings	$(471.4)

Pro forma transaction accounting adjustments – Debt Financing:
Write-off of Regal Rexnord’s debt issuance costs on the Private Placement Notes	$(1.9)
Bridge Facility and other financing fees	(34.6)
Net pro forma transaction accounting adjustments – Debt Financing to retained earnings	$(36.5)

(i) These costs consist of financial advisory, legal advisory, accounting and consulting costs.

(ii) The estimated expense for new compensation arrangements executed in connection with the Merger consisting of $19.7 million of retention bonuses of which $11.1 million is payable upon closing of the Merger while the remaining balance is payable upon completion of six months of service from each employee; and settlement of $11.0 million of change in control payments consisting of severance, health insurance, and performance bonuses.

(iii) Represents the accelerated vesting for certain employees who participate in a change in control plan and are expected to be terminated in conjunction with the Merger. At this time, Regal Rexnord has not made final conclusions with respect to labor matters of the combined company. Accordingly, the estimate of any related costs may change materially.

(j) Reflects the elimination of Altra’s historical accumulated other comprehensive income.

Note 5 – Pro Forma Adjustments to the Unaudited Condensed Combined Statements of Income

(A)	Adjustments included in the Altra Transaction Accounting Adjustments – Merger column and Transaction Accounting Adjustments – Debt Financing column in the accompanying unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2022 and year ended January 1, 2022 are as follows:

(a) Reflects the adjustments to Cost of Sales, including the preliminary estimated fair value of inventories recognized through cost of sales during the first year after the Merger and the incremental depreciation expense from the fair value adjustment to property, plant and equipment.

(in millions)	For the Nine Months Ended September 30, 2022	For the Year Ended January 1, 2022
Pro forma transaction accounting adjustments - Merger:
Inventory step-up flowing through cost of sales (i)	$-	$48.4
Property, plant and equipment depreciation step-up	3.4	4.6
Removal of inventory step up for Rexnord PMC business (i)	(4.3)	-
Net pro forma transaction accounting adjustments - Merger to cost of sales	$(0.9)	$53.0

(i) Includes the removal of the fair value step up on inventory related to the Rexnord PMC business that turned in the nine months ended September 30, 2022 and the runoff of inventory step-up related to Altra inventory. These costs are non-recurring in nature and not anticipated to affect the condensed combined statements of income beyond twelve months after the acquisition date.

(b) Reflects the adjustments to operating expenses, including the incremental depreciation and amortization of the estimated fair value of intangibles and property, plant and equipment, the preliminary incremental stock-based compensation expense for Regal Rexnord for the acceleration of equity awards, the estimated transaction costs expensed and other non-recurring compensation-related expenses.

(in millions)	For the Nine Months Ended September 30, 2022	For the Year Ended January 1, 2022
Pro forma transaction accounting adjustments - Merger:
Incremental change in amortization of intangible assets (i)	$83.8	$96.6
Incremental stock-based compensation expense (ii)	-	13.6
Expected transaction expenses (iii)	-	70.4
Property, plant and equipment depreciation step-up	0.9	1.2
Change in control and retention expenses (iii)	-	30.8
Net pro forma transaction accounting adjustments - Merger to operating expenses	$84.7	$212.6

(i) A 10.0% change in the valuation of intangible assets would cause a corresponding increase or decrease in the amortization expense of approximately $12.5 million for the nine months ended September 30, 2022 and $16.7 million for the year ended January 1, 2022. Pro forma amortization is preliminary and based on the use of straight-line amortization. The amount of amortization following the Merger may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

(ii) Represents incremental stock-based compensation expense attributable to the post-combination period for the acceleration of stock-based compensation awards in connection with the Merger.

(iii) Represents additional costs to be incurred by Regal Rexnord subsequent to September 30, 2022. These costs will not affect Regal Rexnord’s condensed combined statements of income beyond twelve months after the acquisition date.

(c) Reflects the removal of historical Altra interest expense for debt settled in connection with the Merger and the expense related to the financing and amortization of debt issuance costs related to the Merger:

(in millions)	For the Nine Months Ended September 30, 2022	For the Year Ended January 1, 2022
Pro forma transaction accounting adjustments- Merger:
Remove historical Altra interest expense (i)	$(36.8)	$(94.5)
Net pro forma transaction accounting adjustments – Merger to interest expense	$(36.8)	$(94.5)

Pro forma transaction accounting adjustments – Debt Financing:
Extinguishment of Regal Rexnord unamortized issuance costs (ii)	-	(1.9)
Remove historical Regal Rexnord interest expense (iii)	(7.9)	-
New interest expense on transaction financing:
Notes and Incremental Term A-1 Facility (ii)	$259.8	$346.5
Bridge Facility and other financing fees (iii)	-	34.6
Net pro forma transaction accounting adjustments - Debt Financing to interest expense	$251.9	$383.0

(i)    This pro forma transaction accounting adjustment reflects the removal of historical interest expense associated with Altra’s existing indebtedness, which will be extinguished upon consummation of the Merger.

(ii)    The write-off of Regal Rexnord’s unamortized costs on the Private Placement Notes will not affect the unaudited pro forma condensed combined statements of income beyond twelve months after the acquisition date.

(iii)   Reflects the removal of historical interest expense associated with the Private Placement Notes.

(iv)  The new interest expense on transaction financing adjustments included in the unaudited pro forma condensed combined statements of income reflects the interest expense and amortization of debt issuance costs associated with new debt to be incurred in connection with the Transactions. Interest was recognized using a blended interest rate of 6.1% for the Notes and the Incremental Term A-1 Facility.

(v)   Assumes the Bridge Facility will not be drawn upon as the Notes and other financing are assumed to serve as permanent financing. The costs incurred to secure the Bridge Facility and Backstop Facility are charged to interest expense. These costs are non-recurring in nature and will not affect the condensed combined statements of income beyond twelve months after the acquisition date.

A sensitivity analysis on interest expense for the nine months ended September 30, 2022 and the year ended January 1, 2022 has been performed to assess the effect of a 12.5 basis point change of the hypothetical interest on the Notes. The following table shows the change in the interest expense for the Notes described above:

(in millions)	For the Nine Months Ended September 30, 2022	For the Year Ended January 1, 2022
Change in interest expense assuming:
Increase of 0.125%	$4.4	$5.8
Decrease of 0.125%	$(4.4)	$(5.8)

(d) To record the income tax impact of the pro forma adjustments utilizing a statutory income tax rate in effect of 21.3% for the nine months ended September 30, 2022 and for the year ended January 1, 2022. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the unaudited pro forma condensed combined financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Merger. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities. Based on a preliminary analysis performed, approximately $27.9 million of the total $70.4 million of transaction costs reflected in the unaudited pro forma condensed combined statements of income for the year ended January 1, 2022 were deemed to be deductible for income tax purposes.

(e) The pro forma diluted weighted average shares outstanding are a combination of historic weighted average shares of Company Common Stock and issuances of shares in connection with the Merger. In connection with the Merger, Regal Rexnord agreed to convert certain equity awards held by Altra employees into Regal Rexnord equity awards. The pro forma diluted weighted average shares outstanding are as follows:

(in millions)	For the Nine Months Ended September 30, 2022
Pro forma weighted average shares – assuming dilution
Historical Regal Rexnord weighted average shares outstanding – assuming dilution	67.2
Plus: Additional shares due to conversion of awards – assuming dilution	0.2
Pro forma weighted average shares – assuming dilution	67.4

(B)	Adjustments included in the Rexnord Transaction Accounting Adjustments column in the accompanying unaudited pro forma condensed combined statements of income for the year ended January 1, 2022 are as follows:

(a) Reflects an increase to Cost of Sales for the year ended January 1, 2022 related to the step-up of inventory of approximately $4.3 million. These costs are non-recurring in nature and did not impact the unaudited pro forma condensed combined statements of income beyond twelve months after the acquisition date. The adjustment in Note 5(A) removes the additional expense recognized in the nine months ended September 30, 2022 related to the inventory step-up, as the merger with the Rexnord PMC business is assumed to have occurred on the first day of Regal Rexnord’s year ended January 1, 2022.

(b) Reflects the adjustments to Operating Expenses and Cost of Sales to record incremental depreciation and amortization expense for the year ended January 1, 2022 based on the purchase price allocation for the Rexnord PMC business. This results from the incremental depreciation expense relating to the estimated step-up in fair value of the Rexnord PMC business’ Net Property, Plant and Equipment and incremental amortization expense relating to the fair values of the Intangible assets recognized in connection with the merger with the Rexnord PMC business.

(in millions)	For the Year Ended January 1, 2022
Incremental depreciation expense on acquired Property, Plant and Equipment	$5.5
Net adjustment reflected in Cost of Sales	4.4
Net adjustment reflected in Operating Expenses	1.1

(in millions)	For the Year Ended January 1, 2022
Incremental amortization expense on acquired intangible assets	$82.7
Net adjustment to Operating Expenses related to amortization	$82.7

(in millions)	For the Year Ended January 1, 2022
Net adjustment to depreciation expense reflected in Operating Expenses	$1.1
Net adjustment to amortization expense reflected in Operating Expenses	82.7
Net adjustment to Operating Expenses related to depreciation and amortization	83.8

(c) To record the income tax impact of the pro forma adjustments utilizing a statutory income tax rate in effect of 21.3% for the year ended January 1, 2022. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Merger. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

(d) Represents an adjustment to reflect incremental Interest Expense of $30.3 million in relation to the Land term loan facility, which was assumed in connection with the merger with the Rexnord PMC business and subsequently refinanced pursuant to the Second Amended and Restated Credit Agreement, for the nine months ended September 30, 2021 and incremental Interest Expense in relation to financing incurred to fund the special dividend payment to Regal Rexnord shareholders in connection with the merger with the Rexnord PMC business. An interest rate of 5.2% was used for the financing of Regal Rexnord debt.

(e) The pro forma basic and diluted weighted average shares outstanding are a combination of historic weighted average shares of Company Common Stock and issuances of shares in connection with the Rexnord Transaction. The pro forma basic and diluted weighted average shares outstanding are as follows:

(in millions)	For the Year Ended January 1, 2022
Pro forma weighted average shares - basic and diluted
Historical Regal Rexnord weighted average shares outstanding	47.3
Less: Impact of weighting of Rexnord PMC business share issuance in Q4 of 2021	(6.8)
Plus: Total shares issued due to the merger with the Rexnord PMC business	27.1
Pro forma weighted average shares - basic and diluted	67.6